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                                Exhibit 4(g)

                              WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of __________, 1994 between First Security Corporation, a Delaware corporation (the "Company"), and First Security Bank of Utah, N.A., a national banking association, as Warrant Agent (the "Warrant Agent").

     The Company may issue warrants as hereinafter described (the "Warrants") to purchase shares (the "Shares") of the common stock of the Company, par value $1.25 per share (the "Common Stock"), from time to time and on a delayed basis as permitted by Rule 415 of the Securities and Exchange Commission. Such Warrants have been registered for this purpose under a registration statement on Form S-3 filed by the Company on March 10, 1994 and covering up to $300,000,000 of unspecified securities, including Warrants.

     The Company wishes the Warrant Agent to act on its behalf and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:


Section 1.  Appointment of Warrant Agent

     The Company hereby appoints Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in the Agreement set forth, and the Warrant Agent hereby accepts such appointment.


Section 2.  Transferability and Form of Warrant

     2.1. Registration. When and as issued by the Company, the Warrants shall be numbered and shall be registered in a Warrant Register. The Company and the Warrant Agent shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

     2.2. Transfer. When and as issued by the Company, the Warrants shall be transferable only on the books of the Company maintained at the principal office of the Warrant Agent in Salt Lake City, Utah upon delivery thereof duly endorsed by a Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver new Warrants to the person entitled thereto.

     2.3. Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Warrants may be manual or facsimile.

     Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such office on the date of this Agreement.

     Warrants shall be dated as of the date of counter-signature thereof by the Company either upon initial issuance or upon division, exchange, substitution, or transfer.

     2.4. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance, or delivery. The Warrant Agent shall, upon written instructions of the President or Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase the amount of Shares established per Warrant by the applicable Prospectus Supplement (subject to adjustment pursuant to Section 10 hereof) and shall countersign and deliver Warrants as otherwise provided in this Agreement.


Section 3.  Exchange of Warrant Certificates

     Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder of a Warrant desiring to exchange Warrant certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates evidencing the Warrant or Warrants to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.


Section 4.  Term of Warrants; Exercise of Warrants

     4.1 Term. Each Warrant may be exercised in full or from time to time in part at any time, as specified herein, on or after _____________ and at or before _____ .m., _________ time, on ___________ or such later date as the Company may designate, by notice to the Warrant Agent and the Holders mailed to their addresses as set forth in the Warrant Register (the "Expiration Date"). Each Warrant not exercised at or before _____ .m., _________ time, on the Expiration Date shall become void, and all rights of the Holder evidencing such Warrant under this Agreement shall cease. Upon surrender of a Warrant together with the Warrant Price to the Company at the principal office of the Warrant Agent, the holder of such Warrant will be issued the number of Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check.

     4.2 Exercise. Upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificates pursuant to the provisions of this Section and of Section 2.4 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.


Section 5.  Payment of Taxes
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     The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Shares.


Section 6.  Mutilated or Missing Warrants

     In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.


Section 7.  Reservation of Shares

     There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock (the Transfer Agent) and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such Transfer Agent such stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the Expiration Date, and subject to the provision of
Section 4.1 hereof, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be subject to reservation in respect of such Warrants.


Section 8.  Purchase or Redemption of Warrants by the Company

     8.1. Purchase of Warrants. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

     8.2. Redemption of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements or herein, to redeem the
Warrants, in whole only, on thirty days' notice at $       per Warrant (as
adjusted pursuant to Section 10 hereof) at any time after one year from the date of issuance of the Warrants if the average closing bid price of the Common Stock (or closing price if then traded on a national securities exchange) for any thirty consecutive trading days has equalled or exceeded $__________. Notice of any such redemption will be mailed by the Company to the Holders. Unless, prior to the expiration of such thirty day notice period, a Holder exercises his right to purchase the Shares of Common Stock covered by his Warrants, such Holder will forfeit his right to do so, and will be entitled only to the redemption price of such Warrants if redeemed.

     8.3. Cancellation of Warrants. In the event the Company shall purchase, redeem, or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer, or exercise in whole or in part.


Section 9.  Warrant Price

     During the period from ___________, through and including _________, the exercise price of each Warrant will be ______________ (the "Warrant Price"). [During the period from _____________, through and including ____________, the exercise price of each Warrant will be ________________.] The Warrant Price shall be subject to adjustment pursuant to Section 10 hereof.


Section 10.  Adjustment of Warrant Price and Number of Shares

     The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     10.1. Adjustments. The number of Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

     (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Company shall issue rights, options or warrants to all or substantially all holders of its shares of Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the current market price per share of Common Stock (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

     (c) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights, options or warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above) then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (d) below) on the date of such distribution, and of which the denominator shall be such current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

     (d) For the purposes of this Agreement the current or closing market price per share of Common Stock of the Company at any date shall be deemed to be the average daily per share closing price in the NASDAQ National Market System for the twenty (20) consecutive trading days immediately preceding the date for which the determination of current or closing market price is to be made. The closing price referred to in clause (ii) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices in the NASDAQ National Market System.

     (e) No adjustment in the number of Shares purchasable by exercise of a Warrant shall be made unless such adjustment would require an increase or decrease of at least 1 percent in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
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     (f)  Whenever the number of Shares purchasable upon the exercise of each
Warrant is adjusted, as herein provided, the Warrant Price per Share payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

     (g) In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than the current market price (as defined in paragraph (d) above) in effect immediately prior to such sale and issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (l) the number of shares of Common Stock outstanding immediately prior to such sale and issuance multiplied by the then existing Warrant Price, plus (2) the consideration received by the Company upon such sale and issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such sale and issuance, provided, however, that adjustments pursuant to this paragraph (g) shall only be made if such sale or issuance is to an officer, director or other affiliate of the Company, or any relative of any of the above, and if no adjustment for such sale or issuance is made pursuant to paragraph (c) above. The number of Shares purchasable upon the exercise of each Warrant shall be that number determined by multiplying the number of Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator is the Warrant Price in effect immediately prior to such adjustment and the denominator is the Warrant Price as so adjusted. For the purposes of such adjustments, the shares of Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants, or convertible securities to be paid for the shares of Common Stock, covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this paragraph (g), the Board of Directors shall determine, in its discretion, the fair value of said property and such determination, if made in good faith, shall be binding upon all Holders of Warrants. There shall be no adjustment of the Warrant Price pursuant to this paragraph (g) if the amount of such adjustment would be less than $.05 per Share; provided, however, that any adjustment which by reason of this provision is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (h) Whenever the number of Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent to promptly mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments together with a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any holder of a Warrant or Warrants desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders of Warrants to determine whether any facts exist which may require any adjustment of the Warrant Price or the number of Shares or other stock or property purchasable or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

     (i) For the purpose of this subsection 10.1, the term "Shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such Shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this subsection 10.1, the Holders of a Warrant or Warrants shall become entitled to purchase any Shares of the Company other than Shares of Common Stock, thereafter the number of such other Shares so purchasable upon exercise of each Warrant and the Warrant Price of such Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (h), inclusive, above, and the provisions of
Section 4 and subsections 10.2 through 10.4, inclusive, with respect to the Shares shall apply on like terms to any such other Shares.

     (j) Upon the expiration of any rights, options, warrants or conversion privileges, if any thereof shall not have been exercised, the number of shares purchasable upon exercise of a Warrant and the Warrant Price to the extent the Warrant shall not then have been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (1) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or convertible rights.

     10.2. No Adjustment for Dividends. Except as provided in subsection 10.1, no adjustment in respect of any dividends shall be made during the term of the Warrants or upon the exercise of the Warrants.

     10.3. Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of Shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The Company shall mail by first class mail, postage prepaid, to the Holder of each Warrant, notice of the execution of any such agreement. The provisions of this subsection 10.3 shall similarly apply to successive consolidations, mergers, sales, or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of Shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

     10.4. Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of Shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in the Warrants initially issuable pursuant to this Agreement.


Section 11.  Fractional Interests

     The Company shall not be required to issue fractional Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per Share (as defined in Section 10.1(d) above) multiplied by such fraction.


Section 12.  No Right as Stockholders; Notices to Warrant Holders

     Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

     (a)  any action which would require an adjustment pursuant to subsections
          10.1 or 10.3, or

     (b) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;
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then in any one or more of said events, the Company shall (a) give notice in writing of such event to the Holders as provided in Section 17 hereof and (b) cause notice of such event to be published once in one or more newspapers printed in the English language and in general circulation in the cities of New York, New York and Salt Lake City, Utah. Failure to publish or mail such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution, or subscription rights, or proposed dissolution, liquidation or winding up.


Section 13. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement

     The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by Holders of Warrants during normal business hours at its principal office in Salt Lake City, Utah. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.


Section 14.  Merger or Consolidation or Change of Name of Warrant Agent

     Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.


Section 15.  Concerning the Warrant Agent

     The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

     15.1. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     15.2. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     15.3. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents, or employees or for any loss to the Company resulting from such neglect or misconduct provided reasonable care shall have been exercised in the selection and continued employment thereof.

     15.4. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     15.5. Whenever in the performance of its duties under the Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be provided or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed by the President or a Vice President or the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     15.6. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charge of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's negligence or bad faith.

     15.7. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of actions under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrants, as their respective rights or interests may appear.

     15.8. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     15.9. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

     15.10. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     15.11. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof) nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares (or other stock) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Shares (or other stock) will when issued be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Shares or other securities or other property issuable upon exercise of any Warrant.

     15.12. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board or the President or a Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officers.

Section 16. Change of Warrant Agent

     The Warrant Agent may resign and may be discharged from its duties under this Agreement by giving to the Company thirty days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant (who shall with such notice submit his Warrant for inspection by the Company), then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.


Section 17.  Notices

     (a) Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested:

     (i) If to the Company, addressed to it at 79 South Main Street, Salt Lake City, Utah 84111, attention: Executive Vice President and Chief Financial Officer.

     (ii) If to the Warrant Agent, addressed to it at 79 South Main Street, Salt Lake City, Utah 84111, attention: President.

Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the foregoing to the other party.

     (b) Any notice mailed pursuant to this Agreement by the Company, the Warrant Agent or to the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed, postage prepaid, to such Holders at their respective addresses on the books of the Warrant Agent.


Section 18.  Supplements and Amendments

     The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holders of Warrants, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the Holders of Warrants.


Section 19.  Successors

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 20.  Merger or Consolidation of the Company

     As long as any Warrant issued hereunder is outstanding and able to be timely exercised, the Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and duly executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.


Section 21.  Applicable Law

     This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the state of New York and for all purposes shall be construed in accordance with the laws of said state.


Section 22.  Delivery of Prospectus

     The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Shares deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant certificate evidencing such Warrant, prior to or concurrently with the delivery of the Shares issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.


Section 23.  Benefits of this Agreement

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders of Warrants any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of Warrants.


Section 24.  Counterparts

     This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


Section 25.  Captions

     The captions of Sections and paragraphs of this Agreement have been inserted for convenience only and shall have no substantive effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                    FIRST SECURITY CORPORATION


Attest:                             By
                                      --------------------------
                                      Its President

- -----------------------------
Assistant Secretary


                                    FIRST SECURITY BANK OF UTAH, N.A.
                                    As Warrant Agent


                                    By
                                      -----------------------------
                                      Authorized Signature

                                   EXHIBIT A

                   WARRANT TO PURCHASE _____ SHARES OF COMMON
                 STOCK VOID AFTER _____ P.M. _____ TIME ON 19__

                           FIRST SECURITY CORPORATION

                          INCORPORATED UNDER THE LAWS

                            OF THE STATE OF DELAWARE


No. _______

          This certifies that, for value received,the registered holder hereof or registered assigns (the Holder) is entitled to purchase from FIRST SECURITY CORPORATION (the Company), a Delaware corporation, at any time during the period commencing at _____ A.M., _____ time, on ________, 19__ and ending at _____
P.M., _____ time, on ________, 19__, at the purchase price per share (the "Warrant Price") of $________, the number of shares of Common Stock, $1.25 par value, of the Company which is equal to the number of Warrants set forth above or, if designated, on the Purchase Form on the reverse side hereof. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

          This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company in the continental United States. Payment of such price shall be made at the option of the Holder hereof in cash or by certified check or bank cashier's check.

          This Warrant is one of a duly authorized issue of Common Stock Purchase Warrants evidencing the right to purchase up to a maximum of shares of Common Stock, $1.25 par value, of the Company and is issued under and in accordance with a Warrant Agreement dated as of __________, 1994 (the "Warrant Agreement") between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, all of which are hereby consented to by the Holder by acceptance hereof. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company or the Warrant Agent.

          Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants of the same aggregate number of shares of Common Stock evidenced by the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

          This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors.

          This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated ____________________, 19__

                                    FIRST SECURITY CORPORATION


                                    By
                                      -----------------------------
                                      President
Attest:


- ------------------------------
Assistant Secretary



Countersigned:

FIRST SECURITY BANK OF UTAH, N.A.
Warrant Agent

By
  ------------------------------
  Authorized Officer

                        [Reverse of Warrant Certificate]

                      Instructions for Exercise of Warrant


          To exercise the Warrants evidenced hereby, the holder must pay in Dollars in cash or certified check or bank cashier's check the Warrant Price in full for Warrants exercised to First Security Bank of Utah, N.A., 79 South Main Street, Salt Lake City, Utah 84111, Attention: President, which payment must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment transfer.

                    To Be Executed Upon Exercise of Warrant

          The undersigned hereby irrevocably elects to exercise _________ Warrants, evidenced by this Warrant Certificate, to purchase ________ shares of the Common Stock (the "Warrant Securities") of First Security Corporation and represents that the undersigned has tendered payment for such Warrant Securities in Dollars in cash or by certified or bank cashier's check to the order of First Security Corporation, c/o First Security Bank of Utah, N.A., 79 South Main Street, Salt Lake City, Utah 84111, in the amount of __________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

          If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

DATED:                      Name
      ------------------        ------------------------------------------------
                            Address
- ------------------------          ----------------------------------------------
(Insert Social Security
or Other Identifying                     ---------------------------------------
Number of Holder)

Signature Guaranteed:        Signature
                                      ------------------------------------------
                        (Signature must conform in all respects to name of - ---------------------- holder as specified on the face of this Warrant
                        Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchanges)

          The Warrants evidenced hereby may be exercised at the following addresses:

By hand at


            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------


By mail at

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------


            [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                                   Assignment

                  [Form of Assignment To Be Executed If Holder
                 Desires To Transfer Warrants Evidenced Hereby]


     FOR VALUE RECEIVED ____________________________ thereby sells, assigns and transfers unto


- ----------------------   -------------------------------------------------------
(Please print name)      (Please insert social security or other identifying
                         number)
- ----------------------
(Address)

- ----------------------
(City, including zip code)


the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:
      -----------------

                               ------------------------------------------------
                                                   Signature

                               (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchanges)

Signature Guaranteed

- ------------------------